UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    The Technology Research Corporation Board of Directors agreed to increase the number of directors on the Company’s Board to seven and on February 7, 2007, Owen Farren was elected to the position of director for a term that will end at the next scheduled Annual Meeting of Stockholders.  Mr. Farren accepted the appointment on February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: February 13, 2007	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance, CFO